Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3909
(Name, address and telephone number of agent for service)

ExamWorks Group, Inc.(1)
(Exact name of obligor as specified in its charter)

(1) SEE TABLE OF ADDITIONAL OBLIGORS

Delaware	27-2909425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Peachtree Road N.E. Suite 2625 Atlanta, GA	30305
(Address of Principal Executive Offices)	(Zip Code)

9% Senior Unsecured Notes Due 2019
Guarantees of 9% Senior Unsecured Notes Due 2019
(Title of the Indenture Securities)

TABLE OF ADDITIONAL OBLIGORS

Exact name of Obligor as specified in its Charter*	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
ExamWorks, Inc.	Delaware	26-1114252
Southwest Medical Examination Services, Inc.	Texas	75-2437666
Diagnostic Imaging Institute, Inc.	Texas	75-2576931
Pacific Billing Services, Inc.	Texas	87-0792602
Marquis Medical Administrators, Inc.	New York	01-0654414
Florida Medical Specialists, Inc.	New Jersey	65-0149635
CFO Medical Services, LLC	New Jersey	26-1114252
IME Software Solutions, LLC	Michigan	35-2162737
ExamWorks Review Services, LLC	Delaware	26-1114252
Ricwel of West Virginia, LLC	West Virginia	20-2905113
ExamWorks Evaluations of New York, LLC	New York	26-1114252
Network Medical Review Company, Ltd.	Illinois	76-0711128
Network Medical Management Company, Ltd.	Illinois	32-0012239
Elite Physicians, Ltd.	Illinois	36-4041877
Insurance Appeals, Ltd.	Illinois	32-0012246
WorkersFirst, Inc.	Illinois	20-4362500
MES Group, Inc.	Michigan	38-2286375
Medical Evaluation Specialists, Inc.	Michigan	38-2193020
Medical Evaluation Specialists	California	94-2837383
Medical Evaluation Specialists – Massachusetts, Inc.	Massachusetts	04-2881880
Medical Evaluation Specialists, Inc.	Pennsylvania	38-3132995
MES Management Services, Inc.	New York	01-0565230
Lone Star Consulting Services, Inc.	Texas	76-0609620
DDA Management Services, LLC	New York	26-2733528
MLS Group of Companies, Inc.	Michigan	38-3341904
Medicolegal Services, LLC	Delaware	45-3416919
IME Resources, LLC	Delaware	61-1665175
CredentialMed, LLC	Delaware	38-3857370
iSalus, LLC	Delaware	37-1659699
ExamWorks Canada, Inc.	Delaware	27-2914150
ExamWorks Europe, Inc.	Delaware	27-3351533

*	The address of the principal executive offices of all of the obligors is 3280 Peachtree Road, N.E., Atlanta, Georgia 30305.

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 3rd day of April, 2012.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

John Walsh

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

SEAL
OF THE
Comptroller
OF THE
CURRENCY

John Walsh

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 3rd, 2012

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2011

($000’s)

12/31/2011
Assets
Cash and Balances Due From	$13,960,499
Depository Institutions
Securities	69,485,200
Federal Funds	11,887
Loans & Lease Financing Receivables	204,182,862
Fixed Assets	5,472,961
Intangible Assets	12,446,662
Other Assets	24,910,739
Total Assets	$330,470,810

Liabilities
Deposits	$236,091,541
Fed Funds	7,936,151
Treasury Demand Notes	0
Trading Liabilities	377,634
Other Borrowed Money	34,507,710
Acceptances	0
Subordinated Notes and Debentures	5,945,617
Other Liabilities	10,944,902
Total Liabilities	$295,803,555

Equity
Minority Interest in Subsidiaries	$1,926,211
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,589,521
Total Equity Capital	$34,667,255

Total Liabilities and Equity Capital	$330,470,810